AMERICATOWNE Inc.
(A Development Stage Company)
Balance Sheet
(Unaudited)

As of September 30, 2014
ASSETS		
Current Assets		
Cash	$	23,638
Accounts Receivables		48,000
Prepayment-Current		644
Total Current Assets		72,282
Prepayment-Non Current-		8,970
Goodwill		40,331
TOTAL ASSETS	$	121,583
LIABILITIES & STOCKHOLDERS' EQUITY		
Current Liabilities		
Accrued Expenses	$	1,000
Deferred Revenues-Current		2,667
Total Current Liabilities		3,667
Deferred Revenues-Non Current		37,111
TOTAL LIABILITIES		40,778
Stockholders' Equity		
Preferred stock, ($.0001 par value, 5,000,000 shares authorized; none issued and outstanding.)		-
Common stock ($.0001 par value, 100,000,000 shares authorized; 13,000,000 shares issued and outstanding as of September 30, 2014)		1,300
Additional paid-in capital		38,700
Retained earnings		40,805
Total Stockholders' Equity		80,805
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$	121,583

See Notes to Financial Statements.

AMERICATOWNE Inc.
(A Development Stage Company)
Statement of Operations
(Unaudited)

Three Months Ended September 30, 2014		April 22, 2014 (inception) through September 30, 2014	
Revenues	$	77,722	$	77,722
Cost of Revenues		5,303		5,303
Gross Profit		72,419		72,419
Operating Expenses:				
General and Administrative		10,224		10,555
Professional Fees		21,390		21,390
Organizational Expenses		-		3,119
Total operating expenses		31,614		35,064
Net Income from operations		40,805		37,355
Provision for Income Taxes				
Net Income	$	40,805	$	37,355
Earnings per common share-basic and diluted	$	0.003	$	0.003
Weighted average common shares outstanding-basic and diluted		11,663,043		10,950,311

See Notes to Financial Statements.

AMERICATOWNE Inc.
(A Development Stage Company)
Statement of Cash Flows
(Unaudited)

See Notes to Financial Statements.